UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

Effective January 14, 2013, Henry R. Nothhaft resigned from the Board of Directors of Unwired Planet, Inc. (“Unwired Planet” or the “Company”) and resigned as a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company. Mr. Nothhaft’s resignation was not due to any disagreement with the Company or any matter relating the Company’s operations, policies or practices.

In connection with the resignation of Mr. Nothhaft, and consistent with a policy previously approved by the Compensation Committee of the Board of Directors:

•	all unvested stock options of the Company held by Mr. Nothhaft as of the resignation date shall be immediately vested on the resignation date;

•	the Company’s repurchase right with respect to any restricted stock held by Mr. Nothhaft as of the resignation date shall be immediately lapsed on the resignation date; and

•	the post-termination exercise periods for all of the stock options of the Company held by Mr. Nothhaft as of the resignation date shall be extended for an additional fifteen (15) month period.

(d) Election of Director.

Effective on January 15, 2013, David Lockwood was appointed to the Board of Directors of the Company as a Class III director, and will be up for re-election at the Company’s 2014 Annual Meeting of Stockholders. Mr. Lockwood will also serve as a member of the Audit Committee of the Board of Directors and a member and chairman of the Compensation Committee of the Board of Directors. As compensation for his services, Mr. Lockwood will be entitled to (i) following his appointment, an option to purchase 24,000 shares of common stock with annual vesting over a three-year period, and a restricted stock bonus of 18,000 shares of common stock with annual vesting over a three-year period contingent upon continued service as a member of the Board of Directors, (ii) beginning with the Company’s 2013 Annual Meeting, on the date of the Company’s Annual Meeting, an option to purchase 24,000 shares of common stock with annual vesting over a three-year period contingent upon continued service as a member of the Board of Directors, and a restricted stock bonus of 18,000 shares of common stock with annual vesting over a three-year period contingent upon continued service as a member of the Board of Directors, (iii) on January 1 of each year, restricted stock units with a fair market value equal to $40,000, which will vest on the one-year anniversary of the grant date (which for the current year will be pro-rated and represent restricted stock units with a fair market value equal to $38,356), (iv) an annual retainer for service as chairman of the Compensation Committee of the Board of Directors of $15,000, and (v) an annual retainer for service as a member of the Audit Committee of the Board of Directors of $15,000.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release issued by Unwired Planet, Inc. on January 16, 2013.

The information in Item 5.02 of this report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained in Item 5.02 and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Unwired Planet, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Michael Mulica
Dated: January 16, 2013	Name:	Michael Mulica
	Title:	Chief Executive Officer